Exhibit 10.2

SECURITY AGREEMENT

(All Assets)

This Security Agreement (“Agreement”) is made October 23, 2024, by and between PATHWARD, NATIONAL ASSOCIATION (together with its successors and assigns, "Lender"), whose address is 5480 Corporate Drive, Suite 350, Troy, Michigan 48098 and ENSERVCO CORPORATION, a Delaware corporation, whose address is 14133 County Road 9 ½, Longmont, Colorado 80504 ("Guarantor").

BACKGROUND:

BORROWER, BUCKSHOT TRUCKING LLC, a Wyoming limited liability company ("Borrower"), is requesting a Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) Revolving Loan (the “Loan”) from Lender pursuant to a Credit and Security Agreement dated of even date herewith between Lender and Borrower, including all extensions, modifications, alterations, and amendments thereof ("Credit Agreement"); and

As a condition to making the Loan to Borrower, Lender is requiring that Guarantor execute a Guaranty (“Guaranty”) of the Loan and any other Obligations (as defined in the Guaranty) and secure such Guaranty by granting a first lien on all of Guarantor's assets to Lender.

NOW, THEREFORE, for and in consideration hereof, the Guarantor agrees as follows:

1.    GRANT OF SECURITY INTEREST: Guarantor hereby grants to Lender a continuing security interest in the "Collateral" described in Paragraph 2 below to secure (i) the repayment of any indebtedness arising under the Guaranty, as the same may be amended, modified, altered, extended or reaffirmed, from time to time ; (ii) the repayment of the Obligations(as defined in the Guaranty), including the Loan and all other loans and advances (including all renewals and extensions thereof) to Borrower or any Guarantor; and (iii) all obligations of any and every kind and nature heretofore, now or hereafter owing to Lender from Guarantor, however incurred or evidenced (collectively, the "Liabilities") plus all interest, costs, expenses, and reasonable attorneys' fees, which may be made or incurred by Lender in the disbursement, administration, and collection of said Liabilities, and in the protection, maintenance, and liquidation of the Collateral. This Agreement will continue in effect as long as any Liabilities and any other obligations of Borrower or Guarantor to Lender are outstanding and unpaid.

2.    COLLATERAL: The "Collateral" covered by this Agreement is all of Guarantor's personal property, wherever located, which Guarantor now owns or shall hereafter acquire or create, immediately upon the acquisition or creation thereof, including without limitation all: (a) Accounts (including health-care insurance receivables); (b) Chattel Paper (whether tangible or electronic); (c) Inventory; (d) Goods (other than Inventory), but including Equipment; (e) Instruments, including Promissory Notes; (f) Investment Property and Securities; (g) Documents; (h) Deposit Accounts; (i) Commercial Tort Claims specifically identified by Lender; (k) money; (l) Letters of Credit and Letter of Credit Rights; (m) General Intangibles (including payment intangibles and software); (n) Supporting Obligations; and (o) to the extent not listed above as original collateral, all proceeds and products of the foregoing.

Terms used and not otherwise defined in this Agreement shall have the meaning given such terms in the Michigan Uniform Commercial Code. In the event the meaning of any term defined in the Michigan Uniform Code is amended after the date of this Agreement, the meaning of such term as used in this Agreement shall be that of the more encompassing of: (i) the definition contained in the Michigan Uniform Commercial Code prior to the amendment, and (ii) the definition contained in the Michigan Uniform Commercial Code after the amendment.

The parties agree that the foregoing description is meant to cover "all assets" of Guarantor.

3.    PERFECTION OF SECURITY INTEREST: Guarantor hereby irrevocably authorizes Lender to file financing statement(s) describing the Collateral in all public offices deemed necessary by Lender, and to take any and all actions, including, without limitation, filing all financing statements, continuation financing statements and all other documents that Lender may reasonably determine to be necessary to perfect and maintain Lender's security interests in the Collateral. Guarantor shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Lender chooses to perfect its security interest by possession, whether or not in addition to the filing of a financing statement. Where Collateral is in the possession of a third party, Guarantor will join with Lender in notifying the third party of Lender’s security interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of Lender. Guarantor will cooperate with Lender in obtaining control with respect to Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights, and Electronic Chattel Paper. Guarantor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Lender indicating that Lender has a security interest in the Chattel Paper. Guarantor shall pay the cost of filing or recording all financing statement(s) and other documents. Guarantor agrees to promptly execute and deliver to Lender all financing statements, continuation financing statements, assignments, certificates of title, applications for vehicle titles, affidavits, reports, notices, schedules of Accounts, designations of Inventory, letters of authority and all other documents that Lender may reasonably request in form satisfactory to Lender to perfect and maintain Lender's security interests in the Collateral. In order to fully consummate all of the transactions contemplated hereunder, Guarantor shall make appropriate entries on its books and records disclosing Lender's security interests in the Collateral.

4.    REPRESENTATIONS AND WARRANTIES: Guarantor represents and warrants that: (a) the Collateral is free and clear of all liens or security interests, except Lender's security interest and any Permitted Encumbrance described on Exhibit A attached hereto; (b) all Chattel Paper constituting Collateral evidences a perfected security interest in the goods covered by it free from all other liens and security interests; (c) Lender has a first priority security interest in the Collateral; (d) if Inventory is represented or covered by documents of title, Guarantor is the owner of the documents free of all liens and security interests other than Lender's security interest and warehousemen's charges, if any, not delinquent; (e) the Guarantor’s exact legal name and the address of the Guarantor’s chief executive office are as set forth in the first paragraph of this Agreement; (f) the State under which Guarantor is organized is as set forth in the first paragraph of this Agreement; (g) all Collateral consisting of Goods is located in the State where the Guarantor’s chief executive office is located except as otherwise disclosed in a schedule attached to this Agreement; (h) the Collateral, wherever located, is covered by this Agreement; (i) each Account, Chattel Paper and General Intangible constituting Collateral is genuine and enforceable against the account debtor according to its terms, and it, and the transaction out of which it arose, comply with all applicable laws and regulations, the amount represented by Guarantor to Lender as owing by each account debtor is the amount actually owing and is not subject to setoff, credit, allowance or adjustment except any discount for prompt payment, nor has any account debtor returned the goods or disputed his liability, there has been no default according to the terms of any such Collateral, and no step has been taken to foreclose the security interest it evidences or to otherwise enforce its payment; (j) the execution and delivery of this Agreement and any instruments evidencing Liabilities will not violate nor constitute a breach of Guarantor's articles of incorporation or amended and restated bylaws, or any agreement or restriction of any type whatsoever to which Guarantor is a party or is subject; (k) all financial statements and information relating to Guarantor delivered or to be delivered by Guarantor to Lender are true and correct and prepared in accordance with generally accepted accounting principles, and there has been no material adverse change in the financial condition of Guarantor since the submission of any such financial information to Lender; (l) there are no actions or proceedings which are threatened or pending against Guarantor which might result in any material adverse change in Guarantor's financial condition or which might materially affect any of Guarantor's assets; and (m) Guarantor has duly filed all federal, state, and other governmental tax returns which Guarantor is required by law to file, and will continue to file same during such time as any of the Liabilities hereunder remain owing to Lender, and all such taxes required to be paid have been paid, in full.

5.    COVENANTS: Guarantor covenants and agrees that while any of the Liabilities remain unperformed and unpaid it will: (a) preserve its legal existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets; (b) not change the state where it is located; (c) neither change its name, form of business entity nor address of its chief executive office without giving written notice to Lender thereof at least thirty (30) days prior to the effective date of such change, and Guarantor agrees that all documents, instruments, and agreements demanded by Lender in response to such change shall be prepared, filed, and recorded at Guarantor's expense prior to the effective date of such change; (d) not use the Collateral, nor permit the Collateral to be used, for any unlawful purpose, whatever; (e) maintain the Collateral in first-class condition and repair; and (f) indemnify and hold Lender harmless against claims of any persons or entities not a party to this Agreement concerning disputes arising over the Collateral.

6.    GUARANTOR REMAINS LIABLE: Anything contained herein to the contrary notwithstanding, (a) Guarantor shall remain liable under the contracts and agreements included in the Collateral to perform all of its duties and obligations to the same extent as if this Agreement had not been executed, (b) the exercise by Lender of any of its rights under the Credit Agreement, Collateral Documents, including this Guaranty, or this Agreement shall not release the Guarantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) Lender shall have no obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Guarantor thereunder or to take any action to collect or enforce any claim for payment assigned thereunder.

7.    INSURANCE, TAXES, ETC.: Guarantor shall (a) pay all taxes, levies, assessments, judgments and charges of any kind upon or relating to the Collateral, to Guarantor's business, and to Guarantor's ownership or use of any of its assets, income or gross receipts; (b) at its own expense, keep and maintain all of the Collateral fully insured against loss or damage by fire, theft, explosion and other risks in such amounts, with such companies, under such policies and in such form as shall be satisfactory to Lender, which policies shall expressly provide that loss thereunder shall be payable to Lender as its interest may appear (and Lender shall have a security interest in the proceeds of such insurance and may apply any such proceeds which may be received by it toward payment of Guarantor's Liabilities, whether or not due, in such order of application as Lender may determine); (c) maintain at its own expense public liability and property damage insurance in such amounts with such companies, under such policies and in such form as shall be reasonably satisfactory to Lender; and, upon Lender's request, shall furnish Lender with such policies and evidence of payment of premiums thereon. If Guarantor at any time hereafter should fail to obtain or maintain any of the policies required above or pay a premium in whole or in part relating thereto, or shall fail to pay any such tax, assessment, levy, or charge or to discharge any such lien or encumbrance, then Lender, without waiving or releasing any obligation or default of Guarantor hereunder, may at any time hereafter (but shall be under no obligation to do so) make such payment or obtain such discharge or obtain and maintain such policies of insurance and pay such premiums, and take such action with respect thereto as Lender deems advisable. All sums so disbursed by Lender, including reasonable attorneys' fees, court costs, expenses, and other charges relating thereto, shall be part of Guarantor's Liabilities, secured hereby, and payable on demand.

8.    INFORMATION: Guarantor shall permit Lender or its agents to have access to and to inspect and verify the Collateral in the name of Lender or Guarantor. Guarantor will make same available at any time for such purposes. In addition, Guarantor shall promptly supply Lender with financial and such other information concerning its affairs and assets as Lender may request from time to time.

9.    CARE, CUSTODY, AND DEALINGS WITH COLLATERAL. Lender shall have no liability to Guarantor with respect to Lender's care and custody of any Collateral in Lender’s possession and shall have no duty to sell, surrender, collect or protect the same or to preserve rights against prior parties or to take any action with respect thereto beyond the custody thereof, exercising that reasonable custodial care which it would exercise in holding similar interests for its own account. Lender shall only be liable for its acts of gross negligence. Lender is hereby authorized and empowered to take the following steps, either prior or subsequent to default hereunder: (a) to deal directly with issuers, entities, owners, transfer agents and custodians to effect changes in the registered name of any such Collateral, to effect substitutions and replacements thereof necessitated by any reason (including by reason of recapitalization, merger, acquisition, debt restructuring or otherwise), to execute and deliver receipts therefor and to take possession thereof; (b) to communicate and deal directly with payors of instruments (including securities, promissory notes, letters of credit, certificates of deposits and other instruments), which may be payable to or for the benefit of Guarantor at any time, with respect to the terms of payment thereof; (c) in the Guarantor's name, to agree to any extension of payment, any substitution of Collateral or any other action or event with respect to the Collateral; (d) to notify parties who have an obligation to pay or deliver anything of value (including money or securities) with respect to the Collateral to pay or deliver the same directly to Lender on behalf of Guarantor and to receive and receipt for any such payment or delivery in Guarantor's name as an addition to the Collateral; (e) to surrender renewable certificates or any other instruments or securities forming a portion of the Collateral which may permit or require reissuance, renewal or substitution at any time and to immediately take possession of and receive directly from the issuer, maker or other obligor, the substituted instrument or securities; (f) to exercise any right which Guarantor may have with respect to any portion of the Collateral, including rights to seek and receive information with respect thereto; and (g) to do or perform any other act and to enjoy all other benefits with respect to the Collateral as Guarantor could in its own name.

10.    DISPOSITION OF COLLATERAL. Lender does not authorize, and Guarantor agrees not to make any sales or leases of any of the Collateral, license any of the Collateral, or grant any other security interest in any of the Collateral; provided, however, that until such time as Lender shall notify Guarantor of the revocation of such power and authority, Guarantor (a) may only in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the inventory normally held by Guarantor for such purpose; (b) may use and consume any raw materials, work in process or materials, the use and consumption of which is necessary in order to carry on Guarantor's business; and (c) will at its own expense, endeavor to collect, as and when due, all accounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as Lender may reasonably request or, in the absence of such request, as Guarantor may deem advisable. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt. To the extent Guarantor uses any proceeds of any of the Liabilities to purchase Collateral, Guarantor’s repayment of the Liabilities shall apply on a “first-in-first-out” basis so that the portion of the Liabilities used to purchase a particular item of Collateral shall be deemed paid in the chronological order the Guarantor purchased the Collateral.

11.    DEFAULT:

A.    The occurrence of any of the following events without notice or demand of any kind, shall constitute a Default under this Agreement; (a) the non-payment, when due, of any amount payable on any of the Liabilities or any extension or renewal thereof or the failure to perform any agreement of Guarantor contained herein or in the Guaranty; (b) any statement, representation or warranty of Guarantor herein or in the Guaranty, or in any other writing furnished by Guarantor to Lender, at any time, is untrue in any respect as of the date made; (c) any Obligor (which term, as used herein, shall mean Guarantor or Borrower and each other party primarily or secondarily liable on any of the Liabilities) becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors, conveys any assets to a trustee for the benefit of Obligor's creditors, conveys substantially all of its assets, or any proceeding is instituted by or against any Obligor alleging that such Obligor is insolvent or unable to pay debts as they mature or a petition of any kind is filed under the Federal Bankruptcy Act by or against such Obligor; (d) entry of any final judgment, and the expiration of any appeal period related thereto, against any Obligor or order of attachment, execution, sequestration or other order in the nature of a writ is levied on the Collateral; (e) dissolution, merger, consolidation, or transfer of a substantial part of the property of any Obligor; or (f) the occurrence of any other Event of Default as set forth in the Credit Agreement.

B.    Upon the occurrence of a Default, the notes and all other Liabilities may (notwithstanding any provisions thereof) at the option of Lender and without demand or notice of any kind, be declared, and thereupon immediately shall become due and payable, and Lender may exercise from time to time any rights and remedies, including the right to immediate possession of the Collateral, available to it under the Credit Agreement, Collateral Documents and applicable law. Guarantor agrees to assemble, at its expense, all the Collateral at a convenient place acceptable to Lender and to pay all costs of Lender of collection of the notes and all other Liabilities, and to pay all costs of the enforcement of this Agreement, including reasonable attorneys' fees and expenses of locating the Collateral and repairing any realty or other property to which any of the Collateral may be affixed or be a part.

C.    If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if sent at least ten (10) days before such disposition, postage pre-paid, addressed to the Guarantor either at the address shown above or at any other address of the Guarantor appearing on the records of Lender and to such other parties as may be required by the Michigan Uniform Commercial Code. Guarantor acknowledges that Lender may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Guarantor consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Lender may specifically disclaim any warranties as to the Collateral. If Lender sells any of the Collateral upon credit, Guarantor will be credited only with payments actually made by the purchaser, received by Lender and applied to the Obligationsof the purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and the Guarantor shall be credited with the proceeds of sale. Lender shall have no obligation to marshal any assets in favor of the Guarantor. Guarantor waives the right to jury trial in any proceeding instituted with respect to the Collateral. Out of the net proceeds from sale or disposition of the Collateral, Lender shall retain all the Liabilities then owing to it and the actual cost of collection (including reasonable attorney fees) and shall tender any excess to Guarantor or its successors or assigns. If the Collateral shall be insufficient to pay the entire Liabilities, Guarantor shall pay to Lender the resulting deficiency upon demand. Guarantor expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Lender or its representatives, by reason of taking, selling or collecting any portion of the Collateral. Guarantor consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Lender shall deem appropriate. Guarantor expressly absolves Lender from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement. Guarantor agrees that Lender shall, upon the occurrence of a Default, have the right to peacefully retake any of the Collateral. Guarantor waives any right it may have in such instance to a judicial hearing prior to such retaking.

D.    GUARANTOR AGREES THAT LENDER SHALL, IN THE EVENT OF ANY DEFAULT, HAVE THE RIGHT TO PEACEFULLY RETAKE ANY OF THE COLLATERAL, GUARANTOR WAIVES ANY RIGHT IT MAY HAVE, IN SUCH INSTANCE, TO A JUDICIAL HEARING PRIOR TO SUCH RETAKING.

12.    GENERAL: Time shall be deemed of the very essence of this Agreement. Except as otherwise defined in this Agreement, all terms in this Agreement shall have the meanings provided by the Michigan Uniform Commercial Code. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Guarantor requests in writing, but failure of Lender to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and failure of Lender to preserve or protect any rights with respect to such Collateral against any prior parties or to do any act with respect to the preservation of such Collateral not so requested by Guarantor shall not be deemed a failure to exercise reasonable care in the custody and preservation of such Collateral. Any delay on the part of Lender in exercising any power, privilege or right hereunder, or under any other instrument executed by Guarantor to Lender in connection herewith shall not operate as a waiver thereof, and no single or partial exercise thereof, or the exercise of any other power, privilege or right shall preclude other or further exercise thereof, or the exercise of any other power, privilege or right. The waiver by Lender of any Default by Guarantor shall not constitute a waiver of any subsequent defaults, but shall be restricted to the default so waived. If any part of this Agreement shall be contrary to any law which Lender might seek to apply or enforce, or should otherwise be defective, the other provisions of this Agreement shall not be affected thereby, but shall continue in full force and effect. All rights, remedies and powers of Lender hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all rights, remedies and powers given hereunder or in or by any other instruments or by the Michigan Uniform Commercial Code, or any laws now existing or hereafter enacted.

This Agreement has been delivered in Michigan, and shall be construed in accordance with the laws of the State of Michigan. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The rights and privileges of Lender hereunder shall inure to the benefit of its successors and assigns and this Agreement shall be binding on all heirs, executors, administrators, assigns and successors of Guarantor.

13.    COUNTERPARTS: This Security Agreement may be executed in several counterparts, and each executed counterpart shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

14.    ENTIRE AGREEMENT: Guarantor acknowledges that this is the entire Agreement between the parties except to the extent that writings signed by the party to be charged are specifically incorporated herein by reference either in this Agreement or in such writings, and acknowledges receipt of a true and complete copy of this Agreement.

15.    ELECTRONIC SIGNATURE: Guarantor agrees that its Electronic Signature affixed to this Agreement, any of the other Loan Documents (as defined in the Credit Agreement), and to any amendment, supplement or other modification to such Loan Documents, or any other document or instrument delivered by Guarantor in connection with the Loan Documents or any of the transactions contemplated thereby is intended to authenticate such writing and shall have the same force and effect as if it had been manually signed and physically delivered by such party. Upon request, Guarantor agrees to provide a manually executed counterpart of any Loan Document, including, without limitation, this Agreement, or other applicable document related to the Loan Documents previously executed by Electronic Signature. “Electronic Signature” means any electronic sound, symbol or process attached to or logically associated with a record and executed or adopted by a party with the intent to sign such record.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto execute this Agreement on the date and year first written above.

GUARANTOR: ENSERVCO CORPORATION, a Delaware corporation

By:	/s/ Richard A. Murphy
Name:	Richard A. Murphy
Title:	Chief Executive Officer

LENDER: PATHWARD, NATIONAL ASSOCIATION

By:	/s/ Andrew Carol
Name:
Title:	Assistant ViAndrew Carolce President

[Signature Page to Security Agreement]

EXHIBIT A

PERMITTED ENCUMBRANCES

1.	Liens in favor of C T Corporation System, as representative, evidenced by that UCC-1 Financing Statement filed on August 16, 2024, bearing UCC file number 20245660863.
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